UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

FB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	No. 001-42380	99-1859402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

353 Carondelet Street, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 569-8640

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	FBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2026, Dr. Stephen W. Hales notified the Board of Directors (the “Board”) of Fidelity Bank and FB Bancorp, Inc. (the “Company”) of his decision to retire as a member of the Board, effective immediately. Dr. Hales’ decision to retire is in accordance with the Company’s Director Guidelines and was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Board thanks Dr. Hales for his twenty-two years of dedicated service and valuable contributions to the Company.

In connection with Dr. Hales’ retirement, the Board appointed Mr. Mark Romig, a current member of the Board, to serve as Chair of the Nominating/Governance Committee, effective immediately.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB BANCORP, INC.

Date: August 3, 2026	By:	/s/ Christopher S. Ferris
Christopher S. Ferris
President and Chief Financial Officer